Exhibit 10.1

THE REALREAL, INC.
2019 EQUITY INCENTIVE PLAN
DEFERRED RESTRICTED STOCK UNIT AWARD NOTICE
[Name of Holder]
You have been awarded a deferred restricted stock unit award with respect to shares of common stock of The RealReal, Inc., a Delaware corporation (the “Company”), pursuant to the terms and conditions of The RealReal, Inc. 2019 Equity Incentive Plan (the “Plan”) and the Deferred Restricted Stock Unit Award Agreement (together with this Award Notice, the “Agreement”). Copies of the Plan and the Deferred Restricted Stock Unit Award Agreement are attached hereto. Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.

Deferred Restricted Stock Units:
You have been awarded a deferred restricted stock unit award with respect to [_____] shares of Common Stock, par value $0.00001 per share (the “Common Stock”), subject to adjustments as provided in the Plan.

Grant Date:	[_____]
Vesting Commencement Date:	[_____]
Vesting Schedule:
Except as otherwise provided in the Plan, the Agreement or any other agreement between the Company or any of its Subsidiaries and you, the Award shall vest upon the earliest of (i) the one-year anniversary of the Grant Date, (ii) the date immediately preceding the date of the Company’s annual meeting of stockholders following the Grant Date, and (iii) a Change in Control.

THE REALREAL, INC.

By:
Name:
Title:
Acknowledgment, Acceptance and Agreement:
By accepting this grant on the Company’s stock plan administrator’s website, I hereby accept the Award granted to me and acknowledge and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.

Exhibit 10.1
THE REALREAL, INC.
2019 EQUITY INCENTIVE PLAN
DEFERRED RESTRICTED STOCK UNIT AWARD AGREEMENT
The RealReal, Inc., a Delaware corporation (the “Company”), hereby grants to the individual (the “Holder”) named in the award notice attached hereto (the “Award Notice”) as of the date set forth in the Award
Notice (the “Grant Date”), pursuant to the provisions of The RealReal, Inc. 2019 Equity Incentive Plan (the “Plan”), a deferred restricted stock unit award (the “Award”) with respect to the number of shares of the Company’s Common Stock, par value $0.00001 per share (“Common Stock”), set forth in the Award Notice, upon and subject to the restrictions, terms and conditions set forth in the Plan and this agreement (the “Agreement”). Capitalized terms not defined herein shall have the meanings specified in the Plan.
1Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder accepts this Agreement by executing the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company (or electronically accepting this Agreement within the Holder’s stock plan account with the Company’s stock plan administrator according to the procedures then in effect). The Holder acknowledges and agrees that the Holder’s failure to accept the Award, in the manner prescribed by the Company, prior to the Award’s first vesting date will result in the forfeiture of all restricted stock units subject to the Award, effective as of the Award’s first vesting date.
2Rights as a Stockholder. The Holder shall not be entitled to any privileges of ownership with respect to the shares of Common Stock subject to the Award unless and until, and only to the extent, such shares become vested pursuant to Section 3 hereof and the Holder becomes a stockholder of record with respect to such shares. The Award includes a right to Dividend Equivalents equal to the value of any dividends paid on the Common Stock for which the dividend record date occurs between the Grant Date and the date the Award is settled or forfeited. Subject to vesting, each Dividend Equivalent entitles Holder to receive the equivalent cash value of any such dividends paid on the number of shares of Common Stock underlying the Award that are outstanding during such period. Dividend Equivalents will be accrued (without interest) and will be subject to the same conditions as the shares of Common Stock to which they are attributable, including, without limitation, the vesting conditions, and the provisions governing the time and form of settlement of the Award.
3Restriction Period and Vesting. The Award shall vest in accordance with the vesting schedule set forth in the Award Notice if, and only if, the Holder is, and has been, continuously a member of the Company’s Board of Directors, or employed by or providing services as an advisor or consultant to the Company or any of its Subsidiaries, from the date of this Agreement through and including the applicable vesting date. The period of time prior to the vesting shall be referred to herein as the “Restriction Period.” If the Holder ceases to be a member of the Company’s Board of Directors and ceases to provide any other services to the Company and its Subsidiaries prior to the end of the Restriction Period for any reason, the Award shall be immediately forfeited by the Holder and cancelled by the Company.
4Issuance or Delivery of Shares. The Award shall be settled on the earliest of the following to occur (such date, the “Settlement Date”): (a) the date specified in the Non-Employee Director Deferred RSU Election Form (the “Election Form”); (b) a Change in Control; (c) the Holder’s death; and (d) the Holder’s termination of service as a Non-Employee Director, provided that such termination of service constitutes a “separation from service” within the meaning of Section 409A of the Code. Except as otherwise provided for herein, within 70 days after the Settlement Date, the Company shall issue or deliver, subject to the conditions of this Agreement, the vested shares of Common Stock to the Holder together with cash equal to any Dividend Equivalents credited with respect to such vested shares of Common Stock. Such issuance or delivery of shares shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance or delivery, except as otherwise provided in Section 6. Prior to the issuance to the Holder of the shares of Common Stock subject to the Award, the Holder shall have no direct or secured claim in any specific assets of the Company or in such shares of Common Stock and will have the status of a general unsecured creditor of the Company.
5Transfer Restrictions and Investment Representation.
5.aNontransferability of Award. The Award may not be transferred by the Holder other than by will or the laws of descent and distribution. Except to the extent permitted by the foregoing sentence, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon

Exhibit 10.1
any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.
5.bInvestment Representation. The Holder hereby covenants that (a) any sale of any share of Common Stock acquired upon the vesting of the Award shall be made either pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws and (b) the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which the Committee shall in its sole discretion deem necessary or advisable.
6Additional Terms and Conditions of Award.
6.aCompliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares of Common Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the shares of Common Stock subject to the Award shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.
6.bAward Confers No Rights to Continued Service on the Board. In no event shall the granting of the Award or its acceptance by the Holder, or any provision of the Agreement or the Plan, give or be deemed to give the Holder any right to be retained as a member of the Company’s Board of Directors, or in the employment or service of the Company or any Subsidiary in any other capacity. Further, nothing in this Agreement or the Plan shall affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the Holder’s service at any time.
6.cTaxation. As a condition precedent to the delivery to the Holder of any of the shares of Common Stock subject to the Award, the Holder shall, upon request by the Company, pay to the Company (or shall cause a broker-dealer on behalf of the Holder to pay to the Company) such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award. If the Holder shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Holder. Any liability for any income tax, social insurance, payroll tax, or other taxes with respect to the Award remains the Holder’s responsibility and the Company makes no representation or undertakings regarding the treatment of any such taxes or withholding in connection with the grant, vesting or settlement of the Award or the subsequent sale of any shares.
6.dDecisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.
6.eSuccessors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.
6.fNotices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to The RealReal, Inc., Attn: Stock Plan Administrator, 55 Francisco Street, Suite 400, San Francisco, California 94133, and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

Exhibit 10.1
6.gGoverning Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.
6.hAgreement Subject to the Plan. This Agreement is subject to the provisions of the Plan, including Section 5.8 with respect to a Change in Control, and shall be interpreted in accordance therewith. In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control. The Holder hereby acknowledges receipt of a copy of the Plan.
6.iEntire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.
6.jPartial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.
6.kAmendment and Waiver. The Company may amend the provisions of this Agreement at any time; provided that an amendment that would materially impair the Holder’s rights under this Agreement shall be subject to the written consent of the Holder. No course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect, or enforceability of this Agreement.
6.lCompliance With Section 409A of the Code. This Award is intended to comply with Section 409A of the Code, and shall be interpreted and construed accordingly, and each payment hereunder shall be considered a separate payment.

Exhibit 10.1
THE REALREAL, INC.
2019 EQUITY INCENTIVE PLAN

NON-EMPLOYEE DIRECTOR DEFERRED RSU ELECTION FORM

The RealReal, Inc., (the “Company") currently maintains The RealReal, Inc. 2019 Equity Incentive Plan, as amended from time to time (the “Plan”).
As a Non-Employee Director of the Company, you are currently entitled to receive a portion of the compensation for your service on the Company’s Board of Directors (the “Board”) in the form of an annual equity award of restricted stock units (“RSUs”) under the Plan (the “Annual Equity Grant”), covering shares of Company common stock, par value $0.00001 per share (“Common Stock”).
Further, you may affirmatively elect to defer the settlement of all or a portion of the Annual Equity Grant using this deferred RSU election form (this “Election Form”), subject to the requirements set forth herein. This Election Form will only apply to the Grant Year specified below. You will need to complete a new Election Form for each Annual Equity Grant you wish to defer.
7HOLDER INFORMATION

Non-Employee Director Name:
Grant Year:	202[•]
8DEFERRED RSU SETTLEMENT ELECTION
Non-Employee Directors receive an Annual Equity Grant in the form of RSUs under the Plan, with such RSUs vesting and settling on the 1-year anniversary of the grant date, or, if earlier, the date immediately preceding the date of the Company’s annual meeting of stockholders following the grant date. Using this Election Form, you may elect to designate up to 100% of your Annual Equity Grant as deferred restricted stock units (“DRSUs”), which would settle at a later date upon either your “separation from service” as a Non-Employee Director (within the meaning of Section 409A of the Code) or the date specified by you in Section III of this Election Form.
☐    By checking this box, you elect to designate the following percentage of your Annual Equity Grant for the Grant Year listed above as DRSUs, with such percentage being: __________% (the “DRSU Percentage”). You must select a whole percentage from 1% to 100%.
Settlement of the DSU Percentage will be deferred until the Settlement Date identified in Section III. At such time, such shares will be credited to your notional account as soon as administratively practicable, but no later than 30 days after the applicable Settlement Date. For the avoidance of doubt, if the above DRSU Percentage does not equal 100%, the remaining percentage will be settled in accordance with the Plan’s standard vesting and settlement dates for Annual Equity Grants to Non-Employee Directors.
9SETTLEMENT DATE AND FORM OF PAYMENT ELECTION
Upon satisfying the applicable vesting requirement and in accordance with your Section II election, settlement of your DRSUs will occur on the following Settlement Date in a lump sum. You must select either Option A or Option B:
1.☐    Your “separation from service” (as defined in Section 409A of the Code) as a Non-Employee Director or other service provider of the Company.

2.☐    A date determined by you, with such date being: ______________________________.
You must select a date no earlier than twelve months from the Grant Date of the Annual Equity Grant. If you elect a Settlement Date prior to the date the Annual Equity Grant vests, the DRSUs will be settled on the actual vesting date and not your identified Settlement Date.

Exhibit 10.1
    Notwithstanding the above Settlement Date election, payment shall be made in accordance with the terms of the Plan, if any of the following events occurs prior to the above Settlement Date:
•a Change in Control;
•your death;
•your disability; or
•your separation from service due to voluntary resignation or removal without Cause occurring prior to the vesting date.
10SECTION 409A
This Election Form is intended to comply with the requirements of Section 409A of the Code so that none of the RSUs, DRSUs or Common Stock issuable thereunder will be subject to the additional tax imposed under Section 409A of the Code, and any ambiguities herein will be interpreted to so comply.

11ACKNOWLEDGMENTS
By executing this Election Form, you acknowledge that:
•This Election Form applies only to the Annual Equity Grant for the Grant Year specified above and becomes irrevocable once executed.
•You will need to complete a new Election Form on an annual basis for each future Annual Equity Grant you wish to defer.
•You have read and understand the terms of the Plan and agree to all of its terms and conditions.
•You have consulted with a personal tax advisor regarding the tax consequences of participating in the Plan and making this election.
The terms of the Plan are incorporated herein in their entirety and made part of this Election Form. Unless otherwise defined herein, any capitalized term shall have the meaning ascribed to such term in the Plan. Should any inconsistency exist between this Election Form, the Plan, the Deferred Restricted Stock Unit Award Agreement, the Award Notice , and/or any applicable law, then the provisions of either the applicable law or the Plan will control, with the Plan subordinated to the applicable law and the Deferred Restricted Stock Unit Award Agreement subordinated to this Election Form.

12COMPLETING & SUBMITTING YOUR ELECTION
•If you have any questions with respect to this Election Form, please contact [•] by phone at [•] or by email at [•].
•Complete Sections I, II, III, and VII of this Election Form.
•Return this Election Form no later than December [•], 202[•] to:
[Name]
The RealReal, Inc.
55 Francisco Street, Suite 400
San Francisco, California 94133
[Email]

[Signature Page Follows]

Exhibit 10.1
13SIGNATURE

Non-Employee Director Signature

Non-Employee Director Name

Date